EXHIBIT NO. 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 62 to Registration Statement No. 2-83616 on Form N-1A of our reports, each dated February 15, 2017, relating to the financial statements and financial highlights of MFS Blended Research Core Equity Portfolio, MFS Core Equity Portfolio, MFS Corporate Bond Portfolio, MFS Emerging Markets Equity Portfolio, MFS Global Governments Portfolio, MFS Global Growth Portfolio, MFS Global Research Portfolio, MFS Global Tactical Allocation Portfolio, MFS Government Securities Portfolio, MFS High Yield Portfolio, MFS International Growth Portfolio, MFS International Value Portfolio, MFS Massachusetts Investors Growth Stock Portfolio, MFS U.S. Government Money Market Portfolio, (formerly, MFS Money Market Portfolio), MFS Research International Portfolio, MFS Strategic Income Portfolio and MFS Technology Portfolio appearing in the Annual Reports on Form N-CSR of MFS Variable Insurance Trust II for the year ended December 31, 2016, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm and Financial Statements” and “Appendix L — Recipients of Non-Public Portfolio Holdings on an Ongoing Basis” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Boston, Massachusetts

April 25, 2017